Exhibit 99.1

Certain information provided by Yellow Roadway Corporation pursuant to Regulation FD

As used in this document, references to “Yellow Roadway”, the “company”, “we”, “our” and “us” refer to Yellow Roadway Corporation and its subsidiaries, unless the context otherwise requires. The term “USF” refers to USF Corporation and its subsidiaries, unless the context otherwise requires. The term “merger” means the merger between USF and a subsidiary of Yellow Roadway pursuant to an Agreement and Plan of Merger, dated as of February 27, 2005, and as amended as of May 1, 2005, between Yellow Roadway, Yankee II LLC and USF. The term “proposed notes offering” refers to the proposed offering of $250 million of Yellow Roadway’s senior floating rate notes.

Proposed Financings

We currently have in place a $450 million receivables financing facility secured by certain receivables of Yellow Transportation and Roadway Express (“ABS Facility”). We also have a $500 million senior unsecured revolving credit facility, including a $375 million letter of credit subfacility (“Revolving Credit Facility”). It is contemplated that at the effective time of the merger the aggregate amounts available under the ABS Facility and the Revolving Credit Facility will be increased to $650 million and $850 million, respectively. We expect that the cash portion of the merger consideration and our capital and liquidity needs (including refinancing of certain existing indebtedness of Yellow Roadway and USF) will be financed with a combination of proceeds from the proposed notes offering, borrowings under the ABS Facility and the Revolving Credit Facility and cash on hand.

In addition to the proposed financings, following consummation of the merger, USF and its subsidiaries will continue to be obligated on USF’s $150 million aggregate principal amount of 8.5% senior notes due April 15, 2010, and USF’s $100 million aggregate principal amount of 6.5% senior notes due May 1, 2009. Following consummation of the merger, Yellow Roadway will provide a parent guarantee of both series of notes.

UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL DATA

The following unaudited condensed combined pro forma financial statements and explanatory notes have been prepared to give effect to the proposed merger and the related financing transactions, including the proposed notes offering. At the effective time of the proposed merger, Yankee II LLC, a newly formed wholly owned subsidiary of Yellow Roadway, will be merged with and into USF, with USF as the surviving entity. As a result of the merger, USF will become a wholly owned subsidiary of Yellow Roadway. The transaction is being accounted for as a purchase business combination.

Upon the effectiveness of the proposed merger, each share of USF stock (except those shares owned directly or indirectly by USF or Yellow Roadway and those shares held by dissenting stockholders) will be converted into the right to receive 0.31584 shares of Yellow Roadway common stock and $29.25 in cash.

In accordance with Article 11 of Regulation S-X under the Securities Act of 1933, an unaudited condensed combined pro forma balance sheet as of March 31, 2005 and an unaudited condensed combined pro forma statement of operations for the three months ended March 31, 2005 and for the year ended December 31, 2004 have been prepared to reflect the proposed merger (treated as an acquisition of USF) and the consummation of the related financing transactions, including the proposed notes offering. The following unaudited condensed combined pro forma financial statements have been prepared based upon historical financial statements of Yellow Roadway and USF. The unaudited condensed combined pro forma financial statements reflect certain balance sheet and statement of operations reclassifications made to conform USF’s presentations to those of Yellow Roadway. The unaudited condensed combined pro forma financial statements should be read in conjunction with:

•	Yellow Roadway’s historical audited consolidated financial statements for the year ended December 31, 2004, and its unaudited condensed consolidated financial statements as of March 31, 2005 and for the three months ended March 31, 2005, included in Yellow Roadway’s Annual Report on Form 10-K for the year ended December 31, 2004 and Yellow Roadway’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005; and

•	USF’s historical audited consolidated financial statements for the year ended December 31, 2004 and its unaudited condensed consolidated financial statements as of April 2, 2005 and for the quarter ended April 2, 2005, included in USF’s Annual Report on Form 10-K for the year ended December 31, 2004 and USF’s Quarterly Report on Form 10-Q for the quarter ended April 2, 2005.

The unaudited condensed combined pro forma balance sheet was prepared by combining Yellow Roadway’s historical unaudited consolidated balance sheet as of March 31, 2005 and USF’s historical unaudited consolidated balance sheet as of April 2, 2005, adjusted to reflect the proposed merger and the consummation of the related financing transactions, including the proposed notes offering, as if each had occurred on March 31, 2005.

The unaudited condensed combined pro forma statement of operations was prepared using the historical consolidated statement of operations for both Yellow Roadway and USF assuming the proposed merger and related financing transactions, including the proposed notes offering, had each occurred on January 1, 2004. The unaudited condensed combined pro forma statement operations for the year ended December 31, 2004 was prepared by combining the historical audited consolidated statement of operations of Yellow Roadway and the historical audited consolidated statement of income of USF for the year ended December 31, 2004. The unaudited condensed combined pro forma statement of operations for the three months ended March 31, 2005 was prepared by combining the historical unaudited consolidated statement of operations of Yellow Roadway for the three months ended March 31, 2005 and the historical unaudited consolidated statement of income of USF for the quarter ended April 2, 2005. The unaudited condensed combined pro forma statements of operations give effect to the costs associated with financing the proposed merger, including interest expense and amortization of deferred financing costs associated with our currently contemplated financing transactions, including the proposed notes offering, related to the proposed merger, and the impact of other purchase accounting adjustments.

The unaudited condensed combined pro forma financial statements are prepared for illustrative purposes only, and do not purport to represent, and are not necessarily indicative of, the operating results or financial position that would have occurred if the merger transaction described above had been consummated at the beginning of the period or the date indicated, nor are they necessarily indicative of any future operating results or financial position. The unaudited condensed combined pro forma financial statements do not include any adjustments related to any restructuring charges, profit improvements, potential cost savings or one-time charges which may result from the proposed merger or the result of final valuations of tangible and intangible assets and liabilities.

The process of valuing USF’s tangible and intangible assets and liabilities as well as evaluating accounting policies for conformity, including accounting policies related to claims and insurance accruals, is still in the preliminary stages. Material revisions to our current estimates could be necessary as the valuation process and accounting policy review are finalized. Following closing of the proposed merger, we will finalize the process of determining the fair value at the date of acquisition of the tangible and intangible assets and liabilities of USF. As a result of this process, we anticipate that a portion of the amount classified as goodwill in the unaudited condensed combined pro forma financial statements, which in accordance with Statement of Financial Accounting Standards No. 142 will not be amortized, will be reclassified to the tangible and identified intangible assets and liabilities acquired, based on their estimated fair values at the date of acquisition. These tangible and identified intangible assets will be depreciated and amortized over their estimated useful lives. As a result, the actual amount of depreciation and amortization expense may be materially different from that presented in the unaudited condensed combined pro forma statement of operations and the effects cannot be quantified at this time.

The merger and the related financing transactions, including the proposed notes offering, had not been consummated as of the preparation of these unaudited condensed combined pro forma financial statements.

Unaudited Condensed Combined Pro Forma Balance Sheet

At March 31, 2005

	Historical		Pro Forma
	Yellow Roadway	USF	Adjustments			Combined
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$101,385	$151,679		$(834,322	)(1)	$27,642
				455,000	(2)
				250,000	(3)
				(96,100	)(4)
Accounts receivable, net	814,202	317,355				1,131,557
Prepaid expense and other	93,600	35,491		(1,053	)(5)	128,038
Deferred income taxes	72,814	35,450				108,264

Total current assets	1,082,001	539,975		(226,475)		1,395,501

Property and equipment, at cost	2,671,736	1,462,611		19,000	(6)	3,468,225
				(685,122	)(7)
Less: accumulated depreciation	(1,256,731)	(685,122)		685,122	(7)	(1,256,731)

Net property and equipment	1,415,005	777,489		19,000		2,211,494

Goodwill	634,364	99,551		(99,551	)(8)	1,414,418
				780,054	(1)
Intangibles	464,975	185		(185	)(8)	464,975
Other assets	49,629	33,803		(2,629	)(5)	85,503
				4,700	(4)

Total Assets	$3,645,974	$1,451,003		$474,914		$5,571,891

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$257,774	$79,774	$			$337,548
Wages, vacations and employees’ benefits	397,026	93,609				490,635
Other current and accrued liabilities	233,453	114,923				348,376
ABS borrowings	—	—		455,000	(2)	455,000
Current maturities of long-term debt	404,400	65				404,465

Total current liabilities	1,292,653	288,371		455,000		2,036,024

Long-term liabilities:
Long-term debt, less current portion	252,320	250,006		250,000	(3)	779,448
				27,122	(9)
Claims and other liabilities	221,793	108,524				330,317
Accrued pension and postretirement health-care costs	289,242	—				289,242
Deferred income taxes	319,644	101,1087		(1,858	)(10)	418,973

Total long-term liabilities	1,082,999	459,717		275,264		1,817,980

Total shareholders’ equity	1,270,322	702,915		(702,915	)(11)	1,717,887
				447,565	(1)

Total Liabilities and Shareholders’ Equity	$3,645,974	$1,451,003		$474,914		$5,571,891

Unaudited Condensed Combined Pro Forma Statement of Operations

For the Year Ended December 31, 2004

	Historical		Pro Forma
	Yellow Roadway	USF	Adjustments			Combined
	(in thousands, except per share data)
Revenue	$6,767,485	$2,394,579	$			$9,162,064

Operating expenses:
Salaries, wages and employees’ benefits	4,172,144	1,457,030		908	(12)	5,630,082
Operating expenses and supplies	1,011,864	378,287				1,390,151
Purchased transportation	752,788	179,880				932,668
Other operating expenses	469,088	315,637		605	(12)	785,830
				500	(13)

Total operating expenses	6,405,884	2,330,834		2,013		8,738,731

Operating income	361,601	63,745		(2,013)		423,333

Interest expense	43,954	20,917		19,463	(12)	84,334
Other, net	19,984	(1,030)				18,954

Nonoperating expenses, net	63,938	19,887		19,463		103,288

Income from continuing operations before income taxes	297,663	43,858		(21,476)		320,045
Income tax provision	113,336	20,063		(8,290	)(14)	125,109

Income from continuing operations	$184,327	$23,795		$(13,186)		$194,936

Earnings per share from continuing operations:
Basic	$3.83	$0.86				$3.41
Diluted	3.75	0.85				3.35
Average common shares outstanding:
Basic	48,149	27,805				57,158
Diluted	49,174	27,982				58,183

Unaudited Condensed Combined Pro Forma Statement of Operations

For the Three Months Ended March 31, 2005

	Historical		Pro Forma
	Yellow Roadway	USF	Adjustments			Combined
	(in thousands, except per share data)
Revenue	$1,677,961	$597,977	$			$2,275,938

Operating expenses:
Salaries, wages and employees’ benefits	1,033,447	361,947				1,395,394
Operating expenses and supplies	256,457	106,047				362,504
Purchased transportation	183,653	45,879				229,532
Other operating expenses	114,415	87,673		137	(12)	202,350
				125	(13)

Total operating expenses	1,587,972	601,546		262		2,189,780

Operating income (loss)	89,989	(3,569)		(262)		86,158

Interest expense	8,615	4,545		5,237	(12)	18,397
Other, net	771	351				1,122

Nonoperating expenses, net	9,386	4,896		5,237		19,519

Income (loss) from continuing operations before income taxes	80,603	(8,465)		(5,499)		66,639
Income tax provision (benefit)	30,710	(2,674)		(2,123	)(14)	25,913

Income (loss) from continuing operations	$49,893	$(5,791)		$(3,376)		$40,726

Earnings (loss) per share from continuing operations:
Basic	$1.02	$(0.20)				$0.70
Diluted	0.96	(0.20)				0.67
Average common shares outstanding:
Basic	48,797	28,369				57,806
Diluted	52,193	28,369				61,202

NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA

FINANCIAL STATEMENTS

(1)	The process of valuing USF’s tangible and intangible assets and liabilities as well as evaluating accounting policies for conformity, including accounting policies related to claims and insurance accruals, is still in the preliminary stages. Material revisions to our current estimates could be necessary as the valuation process and accounting policy review are finalized. These unaudited condensed combined pro forma financial statements do not purport to represent, and are not necessarily indicative of, the operating results or financial position that would have occurred had the proposed merger and related financings been consummated at the date indicated, nor are they necessarily indicative of future operating results.

The purchase price is estimated as follows (in thousands, except per share data):

Merger consideration of approximately $1.3 billion, based on 0.31584 shares of Yellow Roadway common stock and $29.25 in cash for each USF share. For purchase accounting purposes, the Yellow Roadway common stock component of the merger consideration was valued at $49.68 per share, which represents the simple average of the daily opening and closing trade prices for the period from April 28, 2005 through May 3, 2005, the period immediately surrounding the date of the announcement of the amended merger.

Cash	$834,322
Common stock (9.0 million Yellow Roadway shares)	447,565

Total acquisition consideration	1,281,887
Acquisition and change of control costs	77,400

Total purchase price	1,359,287
Net tangible assets acquired at fair value	579,233	*

Costs in excess of net tangible assets of the acquired company (goodwill)	$780,054	**

*	Net tangible assets acquired at fair value is comprised of the following (in thousands):

USF historical net tangible assets at March 31, 2005		$603,179
Purchase accounting adjustments, as described in the following notes:
Merger related expenses incurred by USF	(14,000)
Write-off of certain deferred financing costs	(3,682)
Adjust property and equipment to fair value	19,000
Adjust unsecured notes to fair value	(27,122)
Current and deferred income taxes associated with purchase accounting adjustments	1,858

Total purchase accounting adjustments		(23,946)

Net tangible assets acquired at fair value		$579,233

**	Goodwill reflects the preliminary estimated adjustment for the costs in excess of net tangible assets of USF at estimated fair value. Subsequent to closing of the merger, we will be completing a study to determine the allocation of the total purchase price to the various tangible and intangible assets acquired and the liabilities assumed in order to allocate the purchase price. Management believes, on a preliminary basis, there may be intangible assets that will be assigned a fair value in the purchase price allocation. The sensitivity of the valuations regarding the above can be significant. Accordingly, as we conclude our evaluation of the assets acquired and the liabilities assumed upon closing of the acquisition, allocation of the purchase price among the tangible and intangible assets will be subject to change. Any such change also may impact results of operations.

(2)	Reflects additional borrowings under our ABS Facility.

(3)	Reflects gross proceeds of the proposed notes offering.

(4)	Represents costs associated with completing the proposed merger and the currently contemplated financing transactions as follows (in thousands):

Direct transaction costs, including investment banking, legal, accounting and other fees:
Yellow Roadway	$22,000
USF	14,000	*
Deferred debt issuance costs	4,700
Change of control costs	49,200	**
Director, officer and fiduciary insurance premium costs	6,200

Total	$96,100

*	For purposes of determining the fee of USF’s financial advisor, based on the closing price of Yellow Roadway common stock on March 18, 2005.
**	The change of control costs represent the estimated maximum cost of various change of control provisions for key USF executives.

(5)	Represents the write-off of USF’s deferred financing costs.

(6)	Represents the net adjustment to USF’s property and equipment based on initially estimated fair values.

(7)	Represents the elimination of USF’s historical accumulated depreciation.

(8)	Represents the elimination of historical goodwill and intangibles of USF.

(9)	Represents an increase in the fair value of USF’s bonds based on current market prices.

(10)	Represents the impact on currently payable and deferred income taxes of the pro forma adjustments presented.

(11)	Represents the elimination of USF’s historical shareholders’ equity balance.

(12)	Adjustment to record additional interest expense and amortization of deferred financing costs on borrowings related to our currently contemplated financing transactions related to the proposed merger. The estimated weighted average annual interest rate of the currently contemplated debt structure is 3.8%. A 1/8th % change in the variable interest rates associated with the borrowings would have a $0.9 million effect on annual interest expense.

(13)	Adjustment to record additional depreciation expense on the new basis of USF’s property and equipment.

(14)	Adjustment to record the income tax impact of the pro forma adjustments at an effective income tax rate of 38.6%.